Exhibit 99.1

Nara Bancorp Reports Financial Results for Fourth Quarter 2010

Q4 2010 Summary:

  Net income of $0.13 per diluted common share
  Net interest margin increases 11 basis points to 3.99% from 3.88% for prior quarter
  Continued improvement in deposit mix with a $21 million increase in average non-interest bearing deposits
  Improved asset quality with a 13% reduction in non-performing loans from the prior quarter
  Allowance coverage improves to 142% of non-performing loans
  Definitive merger agreement signed with Center Financial Corporation will create largest Korean-American banking franchise in U.S.

LOS ANGELES--(BUSINESS WIRE)--January 24, 2011--Nara Bancorp, Inc. (the “Company”) (NASDAQ: NARA), the holding company of Nara Bank (the “Bank”), reported net income available to common stockholders of $5.0 million, or $0.13 per diluted common share, for the fourth quarter 2010, compared to net loss available to common stockholders of ($1.5) million, or ($0.04) per diluted common share, for the fourth quarter 2009, and net income available to common stockholders of $4.0 million, or $0.11 per diluted common share, for the third quarter 2010.

Alvin Kang, President and Chief Executive Officer, said, “Our strong fourth quarter performance was primarily attributable to an expanding net interest margin, an improving deposit mix and reduced credit costs. We are seeing increasing stability in the loan portfolio with reductions in impaired loans, non-performing loans, and net charge-offs. This is the result of a general improvement in the financial health of our borrowers, as well as the continued progress we are making in disposing of problem loans.

“Looking ahead to the full year 2011, we are expecting low- to mid-single digit loan growth, a slight increase in our net interest margin, a slight increase in our non-interest expense levels, and manageable credit costs. Barring an unexpected downturn in the economy, these trends should enable us to continue to be solidly profitable as we continue working towards gaining all of the required approvals for our merger with Center Financial Corporation.”

Financial Highlights

	2010 Fourth Quarter	2009 Fourth Quarter	2010 Third Quarter
	(Dollars in thousands)
Net income (loss)	$6,070	$(476)	$5,100
Net income (loss) available to common stockholders	$4,996	$(1,546)	$4,027
Diluted earning (loss) per share	$0.13	$(0.04)	$0.11
Net interest income	$28,723	$26,414	$27,610
Net interest margin	3.99%	3.34%	3.88%
Non-interest income	$4,298	$5,424	$7,339
Non-interest expense	$17,530	$14,975	$15,693
Net loans receivable	$2,085,425	$2,162,009	$2,098,164
Deposits	$2,176,114	$2,434,190	$2,202,656
Non-performing loans *	$43,803	$51,674	$50,521
ALLL to gross loans *	2.92%	2.69%	2.97%
ALLL to non-performing loans *	142%	115%	126%
Provision for loan losses	$5,800	$17,853	$11,100
Efficiency ratio **	53.09%	47.03%	44.90%

* Excludes the guaranteed portion of delinquent SBA loans totaling $13.7 million, $12.5 million and $14.3 million at fourth quarter 2010, fourth quarter 2009 and third quarter 2010, respectively.

** See non-interest income and non-interest expense discussion below for detail.

Operating Results for Fourth Quarter 2010

Net Interest Income and Net Interest Margin. Fourth quarter 2010 net interest income before provision for loan losses was $28.7 million, an increase of 9% from fourth quarter 2009. The increase in net interest income was due primarily to an improvement in the net interest margin.

Fourth quarter 2010 net interest margin (net interest income divided by average interest-earning assets) increased 65 basis points to 3.99% from 3.34% for fourth quarter 2009. The improvement in the net interest margin was primarily due to substantially lower rates paid on time deposits resulting from maturities in first and second quarter 2010. The cost of time deposits decreased to 1.31% for fourth quarter 2010 from 2.55% for fourth quarter 2009.

The weighted average yield on the loan portfolio for fourth quarter 2010 increased 10 basis points to 6.31% from 6.21% for the same period last year. The increase is mainly due to a decrease of $446 thousand in reversal of interest income on non-accrual loans year over year. At December 31, 2010, fixed rate loans were 48% of the loan portfolio, compared to 52% at December 31, 2009. The weighted average yield on the variable rate and fixed rate loan portfolios (excluding loan discount accretion) at December 31, 2010 was 4.82% and 7.23%, respectively, compared to 4.84% and 7.47% at December 31, 2009.

The weighted average yield on securities available-for-sale for fourth quarter 2010 decreased 97 basis points to 2.95% from 3.92% for the same period 2009. The decrease was attributable to new investment securities purchased during 2009 with lower yields and the sale of securities to balance the duration and mix of the investment portfolio as well as for liquidity purposes during fourth quarter 2009 and first quarter 2010.

The weighted average cost of deposits for fourth quarter 2010 decreased 89 basis points to 1.04% from 1.93% for the same period last year, driven primarily by the decrease in the cost of time deposits and the increase in the average balance of non-interest bearing deposits.

The weighted average cost of FHLB advances for fourth quarter 2010 decreased 27 basis points to 3.36% for fourth quarter 2010, compared to 3.63% for fourth quarter 2009, as maturing advances were refinanced at lower rates.

Following are the weighted average rate data on a spot rate basis at December 31, 2010 and 2009:

	December 31,
	2010	2009
Weighted average loan portfolio yield (excluding discounts)	5.97%	6.20%
Weighted average available-for-sale securities portfolio yield	3.16%	3.78%
Weighted average cost of deposits	1.00%	1.79%
Weighted average cost of total interest-bearing deposits	1.22%	2.09%
Weighted average cost of FHLB advances	3.18%	3.46%
Net interest margin	3.91%	3.52%

Sequentially, fourth quarter 2010 net interest income before provision for loan losses increased $1.1 million, or 4%, from third quarter 2010. The increase was attributable to an improvement in the net interest margin, which increased 11 basis points, and an increase in average net interest earning assets.

Non-interest Income. Fourth quarter 2010 non-interest income was $4.3 million, a decrease of $1.1 million, or 21%, compared to fourth quarter 2009. The decrease was primarily due to a decrease in net gains on sales of securities available-for-sale, offset by an increase in net gains on sales of SBA loans and an increase in net valuation gains on interest rate swaps. There were net gains on sales of securities available-for-sale of $1.7 million during fourth quarter 2009. A total of $99.8 million in available-for-sale GSE investment securities were sold as part of the rebalancing of duration and mix of our investment securities portfolio. No securities were sold during fourth quarter 2010. Net gains on sale of SBA loans were $713 thousand for fourth quarter 2010, an increase of $157 thousand from $556 thousand for the same quarter of 2009. The increase is attributable to the improvement in premium on sales. The net gains of $720 thousand for fourth quarter 2010 was from $8.1 million of SBA loans sold in third quarter 2010 at an average premium of 9.71%, compared to the net gains of $556 thousand from sales of $11.0 million of SBA loans at an average premium of 6.14% for fourth quarter 2009. Net valuation gains/(losses) on interest rate caps changed to $95 thousand net gains for fourth quarter 2010 from ($94 thousand) net losses for fourth quarter 2009. The increase in valuation was attributable to an increase in the implied volatility resulting from increases in Treasury yields during fourth quarter 2010.

Sequentially, non-interest income decreased $3.0 million, or 41%, from third quarter 2010. The decrease was primarily due to the net gain of $3.7 million recognized on sales of $61.1 million problem assets in third quarter 2010, partially offset by an increase of $321 thousand in net valuation gains on interest rate caps.

Non-interest Expense. Fourth quarter 2010 non-interest expense was $17.5 million, an increase of 17% from $15.0 million for the same period last year. The increase was primarily due to increases in salaries and benefits expense and other expense.

Salaries and benefits expense increased $894 thousand, or 14%, to $7.2 million for fourth quarter 2010, compared to $6.3 million for the same quarter of 2009. The increase is due to the increase in the number of full-time equivalent employees, which increased to 376 at December 31, 2010 from 337 at December 31, 2009, an ESOP contribution of $100 thousand in 2010 and an increase in vacation accrual by $106 thousand year over year. Included in other expense are merger related expenses of $1.0 million incurred during fourth quarter 2010 for the definitive merger agreement entered into with Center Financial in December 2010.

Sequentially, non-interest expense for fourth quarter 2010 increased by 12% to $17.5 million from $15.7 million in third quarter 2010, primarily due to increases in salaries and benefits expense and other expense. Salaries and benefits increased $938 thousand, mainly due to a year-end bonus expense of $364 thousand, a vacation accrual adjustment of $350 thousand and the ESOP contribution of $100 thousand. The increase in other expense is due to the merger related expenses mentioned previously.

Income Taxes. The effective income tax provision (benefit) rate was 37%, (52%) and 38% for fourth quarter 2010 and 2009 and third quarter 2010, respectively. The higher benefit rate for the fourth quarter of 2009 was due to the impact of tax credits on the amount of taxable income or loss.

Balance Sheet Summary

Gross loans receivable were $2.15 billion at December 31, 2010, a decrease of $14 million from $2.16 billion at September 30, 2010. New loan production was $87.2 million during fourth quarter 2010, compared to $97.9 million during third quarter 2010, and $149.2 million during fourth quarter 2009. Total loan pay-offs, pay-downs, amortization and other changes totaled $101.3 million during fourth quarter 2010, compared to $64.6 million during third quarter 2010 and $78.3 million during third quarter 2009.

Total deposits were $2.18 billion at December 31, 2010, a decrease of 1% from $2.20 billion at September 30, 2010. The decrease in total deposits was primarily due to decreases of $37 million in brokered CDs and $11 million on savings accounts, offset by an increase of $26 million in non-interest bearing demand deposit accounts.

Credit Quality

The Company recorded a provision for loan losses of $5.8 million in fourth quarter 2010, compared to $17.9 million for the same period of the prior year and $11.1 million in third quarter 2010. The decrease in provision for loan losses for fourth quarter 2010 compared to the other two quarters is due to a lower charge-off rate for two consecutive quarters resulting in lower historical loss rates and which led to a lower overall allowance requirement.

Total Watchlist loans, defined as Special Mention and Classified loans, were $165.6 million at December 31, 2010, a decrease from $178.8 million at September 30, 2010. Classified loans decreased to $136.0 million at December 31, 2010 from $148.1 million at September 30, 2010. The decrease in Watchlist loans was due to loan upgrades of $8.5 million, as well as Classified loan payoffs of $9.6 million, and $4.5 million in loans which were transferred to the loans held for sale account ($3.5 million after mark-to-market adjustment).

Total delinquent loans, 30 to 89 days past due, were $4.3 million at December 31, 2010, compared to $2.9 million at September 30, 2010. Non-performing loans (loans past due 90 days or more and non-accrual loans) at December 31, 2010, were $43.8 million, or 2.05% of total loans, compared to $50.5 million, or 2.35% of total loans, at September 30, 2010. The quarter-to-quarter decrease in non-performing loans was due to $1.3 million in non-accrual loans returning to accrual status, $3.1 million in non-accrual loans paying off, and $4.5 million in non-performing notes transferred to loans held for sale.

Non-performing assets, comprised of non-accrual loans, accruing restructured loans and other real estate owned (“OREO”) at December 31, 2010 were $80.5 million, or 3.77% of gross loans plus OREO, compared to $88.5 million, or 4.11%, at September 30, 2010. The decrease in non-performing assets from September 30, 2010 to December 31, 2010 was due to a net decrease in OREO balances of $2.0 million, as well as the same factors which resulted in the decrease in non-performing loans for the period.

Net loan charge-offs during fourth quarter 2010 were $7.2 million, or 1.33% of average loans on an annualized basis, compared to $11.4 million, or 2.08% during fourth quarter 2009, and $10.4 million, or 1.93% of average loans, during third quarter 2010. CRE and C&I loans represented 75.3% and 23.2%, respectively, of net charge-offs during fourth quarter 2010. Fourth quarter 2010 charge-offs included three relationships totaling $4.1 million in CRE loans. Excluding these three relationships, the average individual loan charge-off during the quarter was $36 thousand.

The allowance for loan losses at December 31, 2010 was $62.3 million, or 2.92% of gross loans receivable (excluding guaranteed portion of delinquent SBA loans and loans held for sale), compared to $63.7 million, or 2.97%, at September 30, 2010. The coverage ratio of the allowance for loan losses to non-performing loans increased to 142% at December 31, 2010, compared to 126% at September 30, 2010.

Impaired loans (defined as loans for which it is probable that not all principal and interest payments due will be collectible according to contractual terms) at December 31, 2010, were $122.7 million, a decrease from $135.6 million at September 30, 2010. This decrease in impaired loans is due primarily to the upgrading of $6.3 million in classified loans, $7.7 million in impaired loan payoffs, and $4.5 million in impaired notes transferred to loans held for sale. This decrease in impaired loans is offset by the addition of 32 loans amounting to $13.7 million that were specifically reviewed for potential impairment in fourth quarter.

Specific reserves for impaired loans were $21.1 million, or 17.20% of the aggregate impaired loan amount at December 31, 2010, compared to $20.3 million, or 14.98% of the aggregate impaired loan amount at September 30, 2010. Excluding specific reserves for impaired loans, the allowance coverage on the remaining loan portfolio was 2.05% at December 31, 2010, compared to 2.16% at September 30, 2010. The lower total level of general reserves for the non-impaired loans was primarily attributable to reduced historical loss ratios on nearly all loan pools as the weighted effect of prior quarter losses is reduced over time.

Capital

At December 31, 2010, the Company continued to be in excess of the regulatory capital requirements to be classified as a “well-capitalized” institution. The Leverage Ratio was 12.61% at December 31, 2010, compared to 12.78% at September 30, 2010. The Tier 1 Risk-based Ratio was 16.42% at December 31, 2010, compared to 16.55% at September 30, 2010. The Total Risk-based Ratio was 17.69% at December 31, 2010, compared to 17.82% at September 30, 2010. Despite of the increase in the net income available to common stockholders during fourth quarter 2010, capital ratios decreased due to the deferred tax assets disallowed in the regulatory capital calculation.

At December 31, 2010, tangible common equity represented 9.76% of tangible assets, compared to 9.61% of tangible assets at September 30, 2010. Tangible common equity per share was $7.61 at December 31, 2010, compared to $7.55 at September 30, 2010.

Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and other intangible assets, net divided by total assets less goodwill and other intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital. See the accompanying financial information for a reconciliation of the ratio of tangible common equity to tangible assets with stockholders' equity and total assets.

Conference Call and Webcast

A conference call with simultaneous webcast to discuss the Company’s fourth quarter 2010 financial results will be held tomorrow, January 25, 2011 at 9:30 am Pacific / 12:30 pm Eastern. Interested participants and investors may access the conference call by dialing 800-762-8908 (domestic) or 480-629-9774 (international), conference ID# 4401817. There will also be a live webcast of the call available at the Investor Relations section of Nara Bank’s web site at www.narabank.com.

After the live webcast, a replay will remain available in the Investor Relations section of Nara Bancorp’s web site. A replay of the call will be available at 800-406-7325 (domestic) or 303-590-3030 (international) through February 1, 2011, conference ID# 4401817.

About Nara Bancorp, Inc.

Nara Bancorp, Inc. is the parent company of Nara Bank, which was founded in 1989. Nara Bank is a full-service community bank headquartered in Los Angeles, with 23 branches and one loan production office in the United States. Nara Bank operates full-service branches in California, New York and New Jersey, and a loan production office in Texas. Nara Bank was founded specifically to serve the needs of Korean-Americans. Presently, Nara Bank serves a diverse group of customers mirroring its communities. Nara Bank specializes in core business banking products for small and medium-sized companies, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. Nara Bank is a member of the FDIC and is an Equal Opportunity Lender.

Additional Information and Where to Find It

In connection with the proposed merger, Nara Bancorp, Inc. will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement/Prospectus of Center Financial Corporation and Nara Bancorp, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the Securities and Exchange Commission (“SEC”), as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about Nara Bancorp and Center Financial at the SEC’s Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge, from Nara at www.narabank.com under the tab “Investor Relations” and then under the heading “SEC Filings” or from Center Financial at www.centerbank.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

Participants in Solicitation

Nara Bancorp, Center Financial and their respective directors, executive officers, management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning Nara Bancorp’s participants is set forth in the proxy statement, dated May 24, 2010, for Nara Bancorp’s 2010 annual meeting of stockholders as filed with the SEC on Schedule 14A. Information concerning Center Financial’s participants is set forth in the proxy statement, dated April 30, 2010, for Center Financial’s 2010 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of Nara Bancorp and Center Financial in the solicitation of proxies in respect of the merger will be included in the registration statement and joint proxy statement/prospectus to be filed with the SEC.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about future operations and projected full-year financial results that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include but are not limited to economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company’s financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

	Nara Bancorp, Inc.
	Consolidated Statements of Financial Condition
	Unaudited (Dollars in Thousands, Except per Share Data)

Assets	12/31/2010	9/30/2010	% change	12/31/2009	% change

Cash and due from banks	$172,331	$234,161	-26%	$105,592	63%
Federal funds sold	-	-	N/A	20,000	-100%
Securities available for sale, at fair value	528,262	479,779	10%	782,690	-33%
Federal Home Loan Bank and Federal Reserve Bank stock	24,084	24,817	-3%	24,334	-1%
Loans held for sale, at the lower of cost or fair value	26,927	12,901	109%	4,756	466%
Loans receivable	2,147,745	2,161,856	-1%	2,221,433	-3%
Allowance for loan losses	(62,320)	(63,692)	2%	(59,424)	-5%
Net loans receivable	2,085,425	2,098,164	-1%	2,162,009	-4%
Accrued interest receivable	8,648	8,606	0%	11,261	-23%
Premises and equipment, net	10,915	11,147	-2%	10,865	0%
Bank owned life insurance	24,117	23,933	1%	23,571	2%
Goodwill	2,509	2,509	0%	2,509	0%
Other intangible assets, net	534	661	-19%	1,042	-49%
Other assets	79,544	88,298	-10%	79,328	0%
Total assets	$2,963,296	$2,984,976	-1%	$3,227,957	-8%

Liabilities

Deposits	$2,176,114	$2,202,656	-1%	$2,434,190	-11%
Borrowings from Federal Home Loan Bank	350,000	350,000	0%	350,000	0%
Subordinated debentures	39,268	39,268	0%	39,268	0%
Secured borrowings	11,758	8,129	45%	-	100%
Accrued interest payable	4,830	4,842	0%	12,674	-62%
Other liabilities	22,763	23,979	-5%	23,850	-5%
Total liabilities	2,604,733	2,628,874	-1%	2,859,982	-9%

Stockholders' Equity

Preferred stock, $0.001 par value; authorized 10,000,000 undesignated shares; issued and outstanding 67,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A with a liquidation preference of $67,428,000 at December 31, 2010, September 30, 2010 and December 31, 2009	67,000	67,000	0%	67,000	0%
Preferred stock discount	(2,797)	(3,033)	8%	(3,737)	25%
Common stock, $0.001 par value; authorized, 100,000,000 shares at December 31, 2010 and September 30, 2010 and 40,000,000 shares at December 31, 2009, respectively; issued and outstanding, 37,983,027, 37,956,527 and 37,824,007 shares at December 31, 2010, September 30, 2010 and December 31, 2009, respectively	38	38	0%	38	0%
Capital surplus	171,364	171,111	0%	169,806	1%
Retained earnings	120,361	115,365	4%	131,891	-9%
Accumulated other comprehensive income, net	2,597	5,621	-54%	2,977	13%
Total stockholders' equity	358,563	356,102	1%	367,975	-3%

Total liabilities and stockholders' equity	$2,963,296	$2,984,976	-1%	$3,227,957	-8%

	Nara Bancorp, Inc.
	Consolidated Statements of Income (Loss)
	Unaudited (Dollars in Thousands, Except for Per Share Data)

	Three Months Ended					Twelve Months Ended
	12/31/2010	12/31/2009	% change	9/30/2010	% change	12/31/2010	12/31/2009	% change

Interest income:
Interest and fees on loans	$34,088	$34,041	0%	$33,444	2%	$134,390	$131,416	2%
Interest on securities	3,731	7,649	-51%	3,438	9%	15,141	25,742	-41%
Interest on federal funds sold and other investments	233	180	29%	248	-6%	905	887	2%
Total interest income	38,052	41,870	-9%	37,130	2%	150,436	158,045	-5%

Interest expense:
Interest on deposits	5,688	11,808	-52%	5,968	-5%	27,882	50,636	-45%
Interest on other borrowings	3,641	3,648	0%	3,552	3%	14,170	15,063	-6%
Total interest expense	9,329	15,456	-40%	9,520	-2%	42,052	65,699	-36%

Net interest income before provision for loan losses	28,723	26,414	9%	27,610	4%	108,384	92,346	17%
Provision for loan losses	5,800	17,853	-68%	11,100	-48%	84,630	61,023	39%
Net interest income after provision for loan losses	22,923	8,561	168%	16,510	39%	23,754	31,323	-24%

Non-interest income:
Service fees on deposit accounts	1,636	1,616	1%	1,637	0%	6,464	6,784	-5%
Net gains on sales of loans	713	556	28%	4,033	-82%	5,768	1,422	306%
Net gains on sales of securities available-for-sale	-	1,700	-100%	4	-100%	6,396	4,427	44%
Net valuation gains (losses) on interest rate swaps	95	(94)	201%	(226)	142%	(857)	(446)	-92%
Net gains (losses) on sales of OREO	9	(8)	N/A	(62)	-115%	(605)	(320)	-89%
Other income and fees	1,845	1,654	12%	1,953	-6%	7,315	6,601	11%
Total non-interest income	4,298	5,424	-21%	7,339	-41%	24,481	18,468	33%

Non-interest expense:
Salaries and employee benefits	7,196	6,302	14%	6,258	15%	25,261	25,437	-1%
Occupancy	2,446	2,482	-1%	2,470	-1%	9,767	9,918	-2%
Furniture and equipment	926	764	21%	952	-3%	3,540	2,926	21%
Advertising and marketing	422	323	31%	527	-20%	2,020	1,671	21%
Data processing and communications	1,019	955	7%	951	7%	3,954	3,742	6%
Professional fees	690	698	-1%	627	10%	2,538	2,324	9%
FDIC assessment	1,239	1,057	17%	1,171	6%	4,968	5,237	-5%
Other	3,592	2,394	50%	2,737	31%	11,326	10,458	8%
Total non-interest expense	17,530	14,975	17%	15,693	12%	63,374	61,713	3%
Income (loss) before income taxes	9,691	(990)	N/A	8,156	19%	(15,139)	(11,922)	-27%
Income tax provision (benefit)	3,621	(514)	N/A	3,056	18%	(7,900)	(6,199)	-27%
Net income (loss)	$6,070	$(476)	N/A	$5,100	19%	(7,239)	(5,723)	-26%
Dividends and discount accretion on preferred stock	$(1,074)	$(1,070)	0%	$(1,073)	0%	(4,291)	(4,276)	0%
Net income (loss) available to common stockholders	$4,996	$(1,546)	N/A	$4,027	24%	$(11,530)	$(9,999)	-15%

Earnings (Loss) Per Common Share:
Basic	$0.13	$(0.04)		$0.11		$(0.30)	$(0.35)
Diluted	$0.13	$(0.04)		$0.11		$(0.30)	$(0.35)

Average Shares Outstanding:
Basic	37,968,375	34,571,292		37,956,527		37,919,340	28,359,496
Diluted	38,024,939	34,571,292		38,004,768		37,919,340	28,359,496

	Three months ended					Twelve Months Ended
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009

Net interest income	$28,723	$27,610	$26,808	$25,243	$26,414	$108,384	$92,346
Non-interest income	4,298	7,339	3,460	9,384	5,424	24,481	18,468
Non-interest expense	17,530	15,693	15,967	14,184	14,975	63,374	61,713
Pre Tax - Pre Provision income	15,491	19,256	14,301	20,443	16,863	69,491	49,101
Provision for loan losses	5,800	11,100	42,323	25,407	17,853	84,630	61,023
Income (loss) before income taxes	$9,691	$8,156	$(28,022)	$(4,964)	$(990)	$(15,139)	$(11,922)

PTPP to average assets (annualized)	2.07%	2.60%	1.97%	2.57%	2.08%	2.31%	1.62%

	Nara Bancorp, Inc.
	Supplemental Data
	Unaudited (Dollars in Thousands, Except for Per Share Data)

	(Annualized) At or for the Three Months Ended					(Annualized) At or for the Twelve Months Ended
Profitability measures:	12/31/2010	12/31/2009	9/30/2010			12/31/2010	12/31/2009
ROA [1]	0.81%	-0.06%	0.69%			-0.24%	-0.19%
ROE [1]	6.73%	-0.54%	5.72%			-1.99%	-1.88%
Net interest margin[4]	3.99%	3.34%	3.88%			3.75%	3.15%
Efficiency ratio	53.09%	47.03%	44.90%			47.70%	55.69%

[1] based on net income before effect of dividends and discount accretion on preferred stock

	Three Months Ended			Three Months Ended			Three Months Ended
	12/31/2010			12/31/2009			9/30/2010

		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
	(Dollars in thousands)			(Dollars in thousands)			(Dollars in thousands)
INTEREST EARNING ASSETS:

Gross loans[4], includes loans held for sale	$2,159,894	$34,088	6.31%	$2,193,810	$34,041	6.21%	$2,158,073	$33,444	6.20%
Securities available for sale	505,185	3,731	2.95%	781,422	7,649	3.92%	441,298	3,438	3.12%
FRB and FHLB stock and other investments	211,900	233	0.44%	165,193	124	0.30%	248,417	248	0.40%
Federal funds sold	-	-	N/A	19,783	56	1.13%	-	-	N/A
Total interest earning assets[4]	$2,876,979	$38,052	5.29%	$3,160,208	$41,870	5.30%	$2,847,788	$37,130	5.22%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest-bearing	$696,281	$1,698	0.98%	$558,389	$1,696	1.21%	$637,814	$1,782	1.12%
Savings	132,404	790	2.39%	138,924	892	2.57%	137,278	851	2.48%
Time deposits:
$100,000 or more	322,633	481	0.60%	903,963	5,378	2.38%	364,199	572	0.63%
Other	656,744	2,719	1.66%	541,183	3,842	2.84%	698,201	2,763	1.58%
Total time deposits	979,377	3,200	1.31%	1,445,146	9,220	2.55%	1,062,400	3,335	1.26%
Total interest bearing deposits	1,808,062	5,688	1.26%	2,142,459	11,808	2.20%	1,837,492	5,968	1.30%
FHLB advances	363,424	3,057	3.36%	350,870	3,187	3.63%	350,000	3,045	3.48%
Other borrowings	50,598	584	4.62%	37,774	461	4.88%	40,199	507	5.04%
Total interest bearing liabilities	2,222,084	$9,329	1.68%	2,531,103	$15,456	2.44%	2,227,691	$9,520	1.71%
Non-interest bearing demand deposits	374,946			305,831			353,980
Total funding liabilities / cost of funds	$2,597,030		1.44%	$2,836,934		2.18%	$2,581,671		1.48%
Net interest income / net interest spread[4]		$28,723	3.61%		$26,414	2.86%		$27,610	3.51%
Net interest margin[4]			3.99%			3.34%			3.88%
Net interest margin[4], excluding effect of non-accrual loan income(expense)			4.01%			3.42%			3.90%
Net interest margin[4], excluding effect of non-accrual loan income(expense) and prepayment fee income			4.00%			3.40%			3.89%

Non-accrual loan income (reversed) recognized		$(135)			$(581)			$(188)
Prepayment fee income received		105			166			124
Net		$(30)			$(415)			$(64)

Cost of deposits:
Non-interest bearing demand deposits	$374,946	$-		$305,831	$-		$353,980	$-
Interest bearing deposits	1,808,062	5,688	1.26%	2,142,459	11,808	2.20%	1,837,492	5,968	1.30%
Total deposits	$2,183,008	$5,688	1.04%	$2,448,290	$11,808	1.93%	$2,191,472	$5,968	1.09%

	Twelve Months Ended			Twelve Months Ended
	12/31/2010			12/31/2009

		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
	(Dollars in thousands)			(Dollars in thousands)
INTEREST EARNING ASSETS:

Gross loans[4], includes loans held for sale	$2,173,840	$134,390	6.18%	$2,124,615	$131,416	6.19%
Securities available for sale	516,460	15,141	2.93%	619,594	25,742	4.15%
FRB and FHLB stock and other investments	192,459	856	0.44%	171,270	680	0.40%
Federal funds sold	6,082	49	0.81%	14,806	207	1.40%
Total interest earning assets[4]	$2,888,841	$150,436	5.21%	$2,930,285	$158,045	5.39%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest-bearing	$608,051	$6,374	1.05%	$467,764	$8,948	1.91%
Savings	135,008	3,274	2.43%	125,877	3,948	3.14%
Time deposits:
$100,000 or more	511,002	7,361	1.44%	744,416	17,830	2.40%
Other	607,381	10,873	1.79%	653,003	19,910	3.05%
Total time deposits	1,118,383	18,234	1.63%	1,397,419	37,740	2.70%
Total interest bearing deposits	1,861,442	27,882	1.50%	1,991,060	50,636	2.54%
FHLB advances	353,384	12,099	3.42%	356,528	13,041	3.66%
Other borrowings	42,895	2,071	4.83%	37,883	2,022	5.34%
Total interest bearing liabilities	2,257,721	$42,052	1.86%	2,385,471	$65,699	2.75%
Non-interest bearing demand deposits	352,498			300,286
Total funding liabilities / cost of funds	$2,610,219		1.61%	$2,685,757		2.45%
Net interest income / net interest spread[4]		$108,384	3.34%		$92,346	2.64%
Net interest margin[4]			3.75%			3.15%
Net interest margin[4], excluding effect of non-accrual loan income(expense)			3.80%			3.20%
Net interest margin[4], excluding effect of non-accrual loan income(expense) and prepayment fee income			3.78%			3.18%

Non-accrual loan income (reversed) recognized		$(1,415)			$(1,470)
Prepayment fee income received		525			632
Net		$(890)			$(838)

Cost of deposits:
Non-interest bearing demand deposits	$352,498	$-		$300,286	$-
Interest bearing deposits	1,861,442	27,882	1.50%	1,991,060	50,636	2.54%
Total deposits	$2,213,940	$27,882	1.26%	$2,291,346	$50,636	2.21%

	For the Three Months Ended					For the Twelve Months Ended
	12/31/2010	12/31/2009	% change	9/30/2010	% change	12/31/2010	12/31/2009	% change
AVERAGE BALANCES
Gross loans[4], includes loans held for sale	$2,159,894	$2,193,810	-2%	$2,158,073	0%	2,173,840	2,124,615	2%
Investments	717,085	966,398	-26%	689,715	4%	715,001	805,670	-11%
Interest-earning assets[4]	2,876,979	3,160,208	-9%	2,847,788	1%	2,888,841	2,930,285	-1%
Total assets	2,987,594	3,235,147	-8%	2,968,154	1%	3,007,294	3,038,969	-1%

Interest-bearing deposits	1,808,062	2,142,459	-16%	1,837,492	-2%	1,861,442	1,991,060	-7%
Interest-bearing liabilities	2,222,084	2,531,103	-12%	2,227,691	0%	2,257,721	2,385,471	-5%
Non-interest-bearing demand deposits	374,946	305,831	23%	353,980	6%	352,498	300,286	17%
Stockholders' Equity	360,628	351,779	3%	356,915	1%	364,159	304,770	19%
Net interest earning assets[4]	654,895	629,105	4%	620,097	6%	631,120	544,814	16%

LOAN PORTFOLIO COMPOSITION[4]:	12/31/2010	9/30/2010	% change	12/31/2009	% change

Commercial loans	$549,240	$559,357	-2%	$539,147	2%
Real estate loans	1,573,814	1,574,856	0%	1,654,104	-5%
Consumer and other loans	13,268	15,650	-15%	18,035	-26%
Loans outstanding[4]	2,136,322	2,149,863	-1%	2,211,286	-3%
Unamortized deferred loan fees - net of costs	(2,261)	(2,350)	4%	(2,343)	3%
Loans[4], net of deferred loan fees and costs	2,134,061	2,147,513	-1%	2,208,943	-3%
Allowance for loan losses	(62,320)	(63,692)	2%	(59,424)	-5%
Loan receivable[4], net	$2,071,741	$2,083,821	-1%	$2,149,519	-4%
[4] The loan portfolio composition tables and net interest margin excludes the guaranteed portion of delinquent SBA loans for the amounts indicated at each period as these are 100% guaranteed by the SBA.	$13,684	$14,343		$12,490

REAL ESTATE LOANS BY PROPERTY TYPE:	12/31/2010	9/30/2010	% change	12/31/2009	% change
Retail buildings	$361,774	$363,125	0%	$380,958	-5%
Hotels/motels	275,433	279,480	-1%	324,058	-15%
Gas stations/ car washes	270,788	272,760	-1%	266,986	1%
Mixed-use facilities	160,498	147,424	9%	157,136	2%
Warehouses	112,415	117,182	-4%	111,543	1%
Multifamily	88,094	84,965	4%	75,587	17%
Other	304,812	309,920	-2%	337,836	-10%
Total	$1,573,814	$1,574,856	0%	$1,654,104	-5%

DEPOSIT COMPOSITION	12/31/2010	9/30/2010	% Change	12/31/2009	% Change
Non-interest-bearing demand deposits	$388,731	$363,089	7%	$330,489	18%
Money market and other	688,593	688,355	0%	524,188	31%
Saving deposits	126,255	137,410	-8%	136,804	-8%
Time deposits of $100,000 or more	321,542	329,855	-3%	932,699	-66%
Other time deposits	650,993	683,947	-5%	510,010	28%
Total deposit balances	$2,176,114	$2,202,656	-1%	$2,434,190	-11%

DEPOSIT COMPOSITION (%)	12/31/2010	9/30/2010	12/31/2009
Non-interest-bearing demand deposits	17.9%	16.5%	13.6%
Money market and other	31.6%	31.2%	21.5%
Saving deposits	5.8%	6.2%	5.6%
Time deposits of $100,000 or more	14.8%	15.0%	38.3%
Other time deposits	29.9%	31.1%	21.0%
Total deposit balances	100.0%	100.0%	100.0%

CAPITAL RATIOS	12/31/2010	9/30/2010	12/31/2009
Total stockholders' equity	$358,563	$356,102	$367,975
Tier 1 risk-based capital ratio	16.42%	16.55%	16.39%
Total risk-based capital ratio	17.69%	17.82%	17.66%
Tier 1 leverage ratio	12.61%	12.78%	12.15%
Book value per common share	$7.69	$7.63	$7.99
Tangible common equity per share[2]	$7.61	$7.55	$7.90
Tangible common equity to tangible assets[2]	9.76%	9.61%	9.27%

[2] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and other intangible assets, net divided by total assets less goodwill and other intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company's capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reonciliation of GAAP financial measures to non-GAAP financial measures:

	12/31/2010	9/30/2010	12/31/2009
Total stockholders' equity	$358,563	$356,102	$367,975
Less: Preferred stock, net of discount	(64,203)	(63,967)	(63,263)
Common stock warrant	(2,383)	(2,383)	(2,383)
Goodwill and other intangible assets, net	(3,043)	(3,170)	(3,551)
Tangible common equity	$288,934	$286,582	$298,778

Total assets	$2,963,296	$2,984,976	$3,227,957
Less: Goodwill and other intangible assets, net	(3,043)	(3,170)	(3,551)
Tangible assets	$2,960,253	$2,981,806	$3,224,406

Common shares outstanding	37,983,027	37,956,527	37,824,007

Tangible common equity to tangible assets	9.76%	9.61%	9.27%
Tangible common equity per share	$7.61	$7.55	$7.90

	For the Three Months Ended					For the Twelve Months Ended
ALLOWANCE FOR LOAN LOSSES:	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009
Balance at beginning of period	$63,692	$62,988	$63,995	$59,424	$52,967	$59,424	$43,419
Provision for loan losses	5,800	11,100	42,323	25,407	17,853	84,630	61,023
Recoveries	917	432	1,348	221	155	2,918	668
Charge offs	(8,089)	(10,828)	(44,678)	(21,057)	(11,551)	(84,652)	(45,686)
Balance at end of period	$62,320	$63,692	$62,988	$63,995	$59,424	$62,320	$59,424
Net charge-off/average gross loans[4] (annualized)	1.33%	1.93%	7.96%	3.79%	2.08%	3.76%	2.12%

	For the Three Months Ended					For the Twelve Months Ended
NET CHARGED OFF LOANS BY TYPE	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009

Real estate loans	$5,400	$5,821	$34,876	$12,823	$7,065	$58,920	$24,168
Commercial loans	1,663	4,549	8,243	7,201	4,236	21,656	19,330
Consumer loans	109	26	211	812	95	1,158	1,520
Total net charge-offs	$7,172	$10,396	$43,330	$20,836	$11,396	$81,734	$45,018

NON-PERFORMING ASSETS	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Delinquent loans 90 days or more on non-accrual status[4]	$43,803	$50,521	$46,174	$62,775	$51,674
Delinquent loans 90 days or more on accrual status	-	-	1,845	457	-
Total non-performing loans[4]	43,803	50,521	48,019	63,232	51,674
Other real estate owned	1,581	3,591	4,709	5,856	2,044
Restructured loans	35,103	34,391	33,950	65,026	64,341
Total non-performing assets[4]	$80,487	$88,503	$86,678	$134,114	$118,059
Non-performing assets4/ total assets	2.72%	2.96%	2.99%	4.36%	3.66%
Non-performing assets4/ gross loans[4] & OREO	3.77%	4.11%	4.10%	6.23%	5.34%
Non-performing loans4/gross loans[4]	2.05%	2.35%	2.27%	2.94%	2.34%
Allowance for loan losses/ gross loans[4]	2.92%	2.97%	2.98%	2.98%	2.69%
Allowance for loan losses/ non-performing loans[4]	142%	126%	131%	101%	115%

BREAKDOWN OF RESTRUCTURED LOANS BY TYPE:	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Retail buildings	$4,832	$2,396	$3,353	$8,976	$9,620
Hotels/motels	6,193	8,589	8,612	19,177	16,647
Gas stations/ car washes	1,475	910	365	10,941	20,006
Mixed-use facilities	-	-	-	3,355	2,907
Warehouses	-	-	-	1,522	-
Multifamily	-	-	-	-	1,371
Other[3]	22,603	22,496	21,620	21,055	13,790
Total	$35,103	$34,391	$33,950	$65,026	$64,341
[3] Includes commercial business and other loans

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009

30 - 59 days	$3,012	$2,192	$5,716	$8,370	$14,926
60 - 89 days	1,284	757	598	3,978	2,877
Total delinquent loans less than 90 days past due[4]	$4,296	$2,949	$6,314	$12,348	$17,803

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE BY TYPE	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009

Real estate loans	$2,714	$1,369	$3,696	$8,241	$12,306
Commercial loans	1,539	1,540	2,513	3,799	5,028
Consumer loans	43	40	105	308	469
Total delinquent loans less than 90 days past due[4]	$4,296	$2,949	$6,314	$12,348	$17,803

NON-PERFORMING LOANS BY TYPE	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009

Real estate loans	$26,895	$31,153	$33,805	$49,392	$40,354
Commercial loans	16,460	18,680	13,680	13,309	10,275
Consumer loans	448	688	534	531	1,045
Total non-performing loans[4]	$43,803	$50,521	$48,019	$63,232	$51,674

WATCH LIST LOANS	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Special mention	$29,573	$30,767	$46,449	$43,647	$42,671
Substandard	135,774	147,641	116,069	169,149	153,535
Doubtful	260	413	783	2,519	3,655
Loss	-	-	-	-	-
Total watch list loans[4]	$165,607	$178,821	$163,301	$215,315	$199,861

[4] The loan portfolio composition tables and net interest margin excludes the guaranteed portion of delinquent SBA loans for the amounts indicated at each period as these are 100% guaranteed by the SBA.

CONTACT:
Investors and Financial Media:
Financial Profiles, Inc.
Tony Rossi, 310-478-2700 x13
trossi@finprofiles.com